Exhibit 99.1
Media Contact
Alton Boynton
240-497-9024
Northwest Secures US$0.5 Million Debt Financing
BETHESDA, MD — 23 December 2008 — Northwest Biotherapeutics, Inc. (OTC BB: NWBO; AIM: NWBS and NWBT), today announced that it has obtained US$0.5 million in debt funding from Toucan Partners pursuant to a Loan Agreement and Promissory Note (the “Note”). The Note is an unsecured obligation of the Company. The term of the Note is six months, the interest rate is 12% per year, and the Note carries 10% warrant coverage (i.e., the aggregate exercise consideration of the Warrant will be equal to ten percent of the financing). The Warrant will be exercisable for common stock of the company at a price of $0.40 (the “Warrant“). The Warrant is exercisable immediately, and will expire 5 years from the date of issuance. The Note may be prepaid at the discretion of the Company at any time prior to maturity, without any prepayment penalty; however, prepayment will not affect the Warrant.
The Company granted Toucan Partners piggyback registration rights for any shares of the Company’s common stock issued under the Note. The Note also contains customary representations, warranties and covenants.
The Company will use the proceeds from the Note for operating expenses and other obligations of the Company. The proceeds will fund the Company’s cash needs into January, 2009. The Company remains in an advanced stage of negotiations with several different providers for additional near-term funding and longer term funding, which it hopes to complete by the end of first quarter 2009.

The Company will need to raise additional capital to fund its clinical trials and other operating activities and to repay indebtedness in due course. Shareholders should be aware that if the Company’s capital raising efforts are unsuccessful, this will have a material adverse effect on the Company’s financial position and operations.
“We are very pleased to have completed another interim financing despite severely adverse general market conditions,” said NWBT’s Chief Executive Officer Alton Boynton.
About NWBT
Northwest Biotherapeutics, Inc. is a biotechnology company focused on developing immunotherapy products that treat cancers more effectively than current treatments, with limited toxicity, on a cost-effective basis. The Company has two broad platform technologies: dendritic cell-based vaccines, and therapeutic antibodies. The Company is currently conducting a large Phase II clinical trial in Glioblastoma multiforme. The Company has also received clearance from the FDA for a large Phase III trial in prostate cancer, and clearance from the FDA for Phase I trials in five other cancers. The Company has started, and is currently enrolling patients in, a Phase I/II trial with DCVax® for recurrent ovarian cancer. The Company also has a second technology platform, involving monoclonal antibodies to CXCR4, which is at the late pre-clinical development stage.
For further information, please visit the company web site at www.nwbio.com.

Disclaimer
Statements made in this news release that are not historical facts, including statements concerning the Company’s plans to move its programs forward, either in the U.S. or outside the U.S., statements regarding the Company’s clinical trials and other business development activities, and statements regarding its fundraising activities, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “intends,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as risks and uncertainties regarding the Company’s ability to secure additional financing or raise additional capital, risks related to the Company’s ability to enroll patients in its clinical trials and complete the trials on a timely basis, the uncertainty of the clinical trials process, uncertainties about the Company’s ability to deliver its products to patients and charge patients, uncertainties about the timely performance of third parties, and whether the Company’s products will demonstrate safety and efficacy. Additional information on these and other factors, which could affect the Company’s results, is included in its Securities and Exchange Commission (“SEC”) filings, including in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in its recently filed Form S-1. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings or recently filed Form S-1 that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.